                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          BIOSHIELD TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                                    58-2181628
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                            4405 International Blvd.
                                   Suite B-109
                               Norcross, GA 30093

             BioShield Technologies, Inc. 1997 Stock Incentive Plan
                            (Full Title of the Plan)

   Timothy C. Moses, 4405 International Blvd., Suite B-109, Norcross, GA 30093
                     (Name and address of agent for service)

                          Copies of Communications to:
                                Timothy C. Moses
                            4405 International Blvd.
                                   Suite B-109
                               Norcross, GA 30093
                                 (770) 925-3432

                         CALCULATION OF REGISTRATION FEE

                            1997 Stock Incentive Plan


       Title of
   Securities to be             Amount to be             Offering Price           Aggregate             Amount of
      Registered                 Registered                 Per Share           Offering Price       Registration Fee
    Common Stock
    (no par value)            1,200,000 Shares (1)            N/A                 20,700,000            $5,754.60

================================================================================


     (1) Represents 1,200,000 shares of Common Stock, authorized for issuance under the BioShield Technologies, Inc. (the "Company") Amended and Restated 1997 Stock Incentive Plan (the "Stock Option Plan"). This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Stock Option Plan by reason of adjustments in the number of shares covered thereby as described in the Prospectus.


     (2) The price of shares of Common Stock is estimated in accordance with Rule 457(c), solely for purposes of calculating the registration fee by reference as the average high and low sales prices of the Common Stock on the Nasdaq Stock Market on May 20, 1999, which was 17-1/4 per share.
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Pursuant to Rule 416(a) of the General Rules and Regulations under the
Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Company's financial statements for the year ended June 30, 1998, which has been filed by the Company in its final prospectus filed pursuant to Rule 424(b) with the Commission on September 30, 1998 (File No. 333-57767), is incorporated herein by reference. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing financial statements are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The financial statements of BioShield Technologies, Inc. and subsidiaries as of June 30, 1998 and for each of the years in the three-year period ended June 30, 1998, have been incorporated in this Registration Statement by reference in reliance upon the report, also incorporated in this Registration Statement by reference, of Grant Thornton LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

         The description of the Company's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement filed pursuant to Section 12 of the Exchange Act, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.

Item 4.  Description of Securities

         The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.




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Item 6.  Indemnification of Directors and Officers

         The Company's Bylaws provide for the Company to indemnify each director and officer of the Company against liabilities imposed upon him (including reasonable amounts paid in settlement) and expenses incurred by him in connection with any claim made against him or any action, suit or proceeding to which he may be a party by reason of his being or having been a director or officer of the Company. The Company has also entered into Indemnification Agreements with each officer and director pursuant to which the Company will, in general, indemnify such persons to the maximum extent permitted by the Company's Bylaws and the laws of the State of Georgia against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any actual or threatened action or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact that such person is or was a director or officer of the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from suing directors for breaches of their duty of care, even though such an action, if successful, might otherwise benefit the Company and its shareholders.

         Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. However, these provisions may reduce the likelihood of derivative litigation against directors and may discourage stockholders from bringing a lawsuit against directors for a breach of their fiduciary duties.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


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         (i)   To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15
(d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant or expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 19th day of May, 1999.

                                             Bioshield Technologies, Inc.

                                             By /s/ Timothy C. Moses
                                             -----------------------------------
                                             Timothy C. Moses, President and
                                             Chief Executive Officer






                          BIOSHIELD TECHNOLOGIES, INC.


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy C. Moses and Daniel E. Swaye, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on May 19, 1999, by the following persons in the capacities indicated.

By /s/ Timothy C. Moses
   -----------------------------------
       Timothy C. Moses, President and
       Chief Executive Officer


/s/ Timothy C. Moses                                 /s/ Michel Azran
    --------------------------                           ----------------------
    Timothy C. Moses, Director                           Michel Azran, Director


/s/ Jacques Elfersy                                  /s/ Tim Garner
    -------------------------                            ----------------------
    Jacques Elfersy, Director                            Tim Garner, Director







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                                  EXHIBIT INDEX

         The following exhibits are filed as a part of the Registration
Statement:


Exhibit 4         BioShield Technologies, Inc. 1997 Stock Incentive Plan

Exhibit 5         Opinion Sims Moss Kline & Davis LLP

Exhibit 23.1      Consent of Grant Thornton LLP

Exhibit 23.2      Consent of Sims Moss Kline & Davis LLP-included in Exhibit 5

Exhibit 24        Power of Attorney (included on signature page, herein)